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                                                                     EXHIBIT 2.1



                                                                 EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                             DATED AS OF MAY 5, 2000

                                      AMONG

                        ENVISION DEVELOPMENT CORPORATION

                           LiQ ACQUISITION SUB, INC.,

                                    LiQ, INC.

                                       AND

                               SYED ABBAS ALI SHAH


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                  AGREEMENT AND PLAN OF MERGER, dated as of May 5, 2000 (this
"AGREEMENT"), among ENVISION DEVELOPMENT CORPORATION, a Florida corporation ("ENVISION"), LiQ ACQUISITION SUB, INC., a Delaware corporation and a direct wholly-owned subsidiary of Envision ("MERGER SUB"), LiQ, INC., a Delaware corporation ("LIQ") and Syed Abbas Ali Shah (the "PRINCIPAL STOCKHOLDER").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of LiQ, Envision and Merger Sub deem it advisable and in the best interests of each corporation and its respective stockholders that LiQ and Envision engage in a business combination in order to advance the long-term strategic business interests of LiQ and Envision;

                  WHEREAS, the combination of LiQ and Envision shall be effected by the terms of this Agreement through a merger as outlined below (the "MERGER");

                  WHEREAS, in furtherance thereof, the respective Boards of Directors of LiQ, Envision and Merger Sub have adopted resolutions approving the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of (i) common stock, $.0001 par value, of LiQ ("LIQ COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Envision or directly or indirectly by LiQ, and (ii) Committed Stock (as defined in Section 1.8), will be converted into (x) the right to receive shares of common stock, par value $0.01 per share, of Envision ("ENVISION COMMON STOCK") as set forth in Section 1.8, and (y) such shares of Envision Common Stock upon compliance with the provisions set forth in this Agreement;

                  WHEREAS, in furtherance of the Merger, the holder of the majority of common stock of LiQ has adopted the Agreement in accordance with
Section 251 of the Delaware General Corporation Law (the "DGCL"); and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:




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                                    ARTICLE I

                                   THE MERGER

                  I.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into LiQ at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and LiQ shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name LiQ.

                  I.2 CLOSING. Subject to the terms and conditions hereof, the closing of the Merger and the transactions contemplated by this Agreement (the "CLOSING") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article V (other than any such conditions which by their terms cannot be satisfied until the Closing Date, which shall be required to be so satisfied or waived on the Closing Date), unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "CLOSING DATE"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

                  I.3 EFFECTIVE TIME. At the Closing the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Envision and LiQ shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

                  I.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of LiQ and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of LiQ and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  I.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of LiQ, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to read in its entirety in the form set forth as Exhibit 1.5 and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.



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                  I.6 BY-LAWS. At the Effective Time and without any further action on the part of LiQ and Merger Sub, the By-Laws of Merger Sub shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of the Surviving Corporation and as provided by law.

                  I.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of LiQ as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Surviving Corporation as of the Effective Time shall be as provided in Schedule 1.7, which individuals will serve as directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

                  I.8     EFFECT OF MERGER ON CAPITAL STOCK.

                  (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of LiQ Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of LiQ Common Stock held by LiQ, all of which shall be canceled as provided in Section 1.8(d)) shall be converted into the right to receive the number of shares (the "EXCHANGE SHARES") of Envision Common Stock equal to (x) 640,000 divided by (y) the sum of (i) the total number of shares of LiQ Common Stock outstanding immediately prior to the Effective Time plus (ii) the total number of shares of Committed Stock (as defined in paragraph (b) of this Section 1.8) issuable immediately prior to the Effective Time (the Exchange Shares, together with any cash in lieu of fractional shares of Envision Common Stock to be paid pursuant to Section 2.5, the "MERGER CONSIDERATION")

                  (b) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of LiQ Common Stock committed for issuance (the "COMMITTED STOCK") pursuant to the several Employment Agreements and Stock Restriction Agreements between LiQ and certain employees of LiQ (collectively, the "STOCK COMMITMENT AGREEMENTS") shall automatically vest according to their terms and shall be converted into the right to receive the Merger Consideration. As a result of the Merger and without any action on the part of the parties to the Stock Commitment Agreements, the Stock Commitment Agreements will terminate and the parties to the Stock Commitment Agreements shall thereafter cease to have any rights thereunder or with respect to the Committed Stock. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall, or shall cause the Exchange Agent (as defined in Section 2.1) to, deliver to each holder of Committed Stock
(A) one or more shares of Envision Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to this Section 1.8 (after taking into account all shares of LiQ Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to
Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5.



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                  (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of LiQ Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of LiQ Common Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of LiQ Common Stock, except the right to receive the Merger Consideration as provided herein or by law.

                  (d) Each share of LiQ Common Stock issued and owned or held by LiQ at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Envision or other consideration shall be delivered in exchange therefor.

                  (e) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation as of the Effective Time.

                  I.9 CERTAIN ADJUSTMENTS. The number of Exchange Shares shall be adjusted to reflect appropriately the effect of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares of Envision Common Stock or LiQ Common Stock from the date of this Agreement to the Effective Time or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, such that the adjusted number of Exchange Shares issuable pursuant to this Agreement provide the same economic effect as initially contemplated by this Agreement.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

                  II.1 EXCHANGE FUND. Prior to the Effective Time, Envision shall authorize one or more persons to act as exchange agent hereunder or may itself act as exchange agent for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Envision shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of LiQ Common Stock and Committed Stock, certificates representing the Envision Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of LiQ Common Stock and Committed Stock. Envision agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to
Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Envision Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND".



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                  II.2 EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Envision may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Envision Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section
1.8 (after taking into account all shares of LiQ Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Envision Common Stock pursuant to Section
2.5 and dividends and other distributions pursuant to Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or
Section 2.5. In the event of a transfer of ownership of LiQ Common Stock which is not registered in the transfer records of LiQ, one or more shares of Envision Common Stock evidencing, in the aggregate, the proper number of shares of Envision Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Envision Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.3, may be issued with respect to such LiQ Common Stock to such a transferee if the Certificate representing such shares of LiQ Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  II.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to shares of Envision Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Envision Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Envision Common Stock shall be paid to any such holder pursuant to Section
2.5 until such holder shall surrender such Certificate in accordance with
Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Envision Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Envision Common Stock to which such holder is entitled pursuant to
Section 2.5, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Envision Common Stock.



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                  II.4 NO FURTHER OWNERSHIP RIGHTS IN LIQ COMMON STOCK. All
shares of Envision Common Stock issued and cash paid upon conversion of shares of LiQ Common Stock and Committed Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of LiQ Common Stock and Committed Stock. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

                  II.5    NO FRACTIONAL SHARES OF ENVISION COMMON STOCK.

                  (a) No certificates or scrip or shares of Envision Common Stock representing fractional shares of Envision Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates or the conversion of Committed Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Envision or a holder of shares of Envision Common Stock.

                  (b) Notwithstanding any other provision of this Agreement, each holder of shares of LiQ Common Stock or Committed Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Envision Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Envision Common Stock multiplied by (ii) the average closing price for a share of Envision Common Stock as reported on the American Stock Exchange ("AMEX") for the 20 consecutive trading days ending on the trading day immediately prior to the Closing Date (the "CLOSING PRICE"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Envision, and Envision shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                  II.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Envision or otherwise on the instruction of Envision and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Envision for the Merger Consideration with respect to the shares of LiQ Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of Envision Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of Envision Common Stock to which such holders are entitled pursuant to
Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of LiQ Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of Envision free and clear of any claims or interest of any Person previously entitled thereto.



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                  II.7 NO LIABILITY. None of Envision, Merger Sub, LiQ, the
Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  II.8 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Envision on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Envision.

                  II.9 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of LiQ Common Stock formerly represented thereby, any cash in lieu of fractional shares of Envision Common Stock, and unpaid dividends and distributions on shares of Envision Common Stock deliverable in respect thereof, pursuant to this Agreement.

                  II.10 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Envision shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of LiQ Common Stock or Committed Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Envision, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of LiQ Common Stock or Committed Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Envision, as the case may be.

                  II.11 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of LiQ or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of LiQ or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.



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                  II.12 STOCK TRANSFER BOOKS. The stock transfer books of LiQ shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of LiQ Common Stock thereafter on the records of LiQ. On or after the Effective Time, any Certificates presented to the Exchange Agent or Envision for any reason shall represent the Merger Consideration with respect to the shares of LiQ Common Stock formerly represented thereby, any cash in lieu of fractional shares of Envision Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  III.1 REPRESENTATIONS AND WARRANTIES OF ENVISION. Except as set forth in the Envision Disclosure Schedule delivered by Envision to LiQ prior to the execution of this Agreement (the "ENVISION DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) Envision represents and warrants to LiQ and the Principal Stockholder as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Each of Envision and each of its Subsidiaries (as defined in Section 8.10) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Envision, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Envision. The copies of the certificate of incorporation and by-laws of Envision which were previously furnished or made available to LiQ are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b)     CAPITAL STRUCTURE.



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                  (i) As of March 31, 2000, the authorized capital stock of
         Envision consisted of (A) 20,000,000 shares of Envision Common Stock of which 7,500,000 shares were outstanding and (B) 5,000,000 shares of Preferred Stock, par value $0.01, no shares of which were outstanding. Since March 31, 2000 to the date of this Agreement, there have been no issuances of shares of the capital stock of Envision or any other securities of Envision other than in connection with the acquisitions set forth in Section 3.1(b) of the Envision Disclosure Schedule. All issued and outstanding shares of the capital stock of Envision are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. Except as set forth in Section 3.1(b) of the Envision Disclosure Schedule, there were outstanding as of March 31, 2000 no options, warrants or other rights to acquire capital stock from Envision other than options representing in the aggregate the right to purchase 1,496,574 shares of Envision Common Stock (collectively, the "ENVISION STOCK OPTIONS") under the 1999 Perfumania.com Incentive Stock Option Plan (the "ENVISION STOCK OPTION PLAN"). Section 3.1(b) of the Envision Disclosure Schedule sets forth a complete and correct list, as of March 31, 2000 of the number of shares of Envision Common Stock subject to Envision Stock Options or other rights to purchase or receive Envision Common Stock.

                    (ii) No bonds, debentures, notes or other indebtedness of Envision having the right to vote on any matters on which holders of capital stock of Envision may vote ("ENVISION VOTING DEBT") are issued or outstanding.

                    (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 1.8, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Envision is a party or by which any of them is bound obligating Envision to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Envision or obligating to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Envision to repurchase, redeem or otherwise acquire any shares of capital stock of Envision.

                  (c)     AUTHORITY; NO CONFLICTS.

                  (i) Envision has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the issuance of the shares of Envision Common Stock to be issued in the Merger (the "SHARE ISSUANCE"), except for the filing of the additional listing application and the receipt of approval therefor ("AMEX APPROVAL"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Envision except for obtaining AMEX Approval. This Agreement has been duly executed and delivered by Envision and constitutes a valid and binding agreement of Envision, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).



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                  (ii) The execution and delivery of this Agreement by Envision does not, and the consummation by Envision of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (A) any provision of the certificate of incorporation or by-laws of Envision or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Envision or its properties or assets, other than the absence of AMEX Approval.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") or any other third party, is required by or with respect to Envision in connection with the execution and delivery of this Agreement by Envision or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) state securities or "blue sky" laws (the "BLUE SKY LAWS"), (B) the DGCL with respect to the filing of the Certificate of Merger, (C) rules and regulations of the AMEX, (D) antitrust or other competition laws of other jurisdictions and, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a material adverse effect on, or materially delay, the ability of Envision to consummate the transactions contemplated by this Agreement. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (E) are hereinafter referred to as "NECESSARY CONSENTS".

                  (d) REPORTS AND FINANCIAL STATEMENTS. Envision has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") since June 4, 1999, including Envision's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 (collectively, including all exhibits thereto, the "ENVISION SEC REPORTS"). No Subsidiary of Envision is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the Envision SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.1(d) of the Envision Disclosure Schedule, all of such Envision SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Envision SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations promulgated thereunder.

                  (e) FINANCIAL STATEMENTS. The audited consolidated balance sheets and related audited statements of consolidated income, cash flow and stockholders' equity of Envision and its Subsidiaries as at and for the fiscal year of Envision ended January 31, 2000, together with the notes thereto, present fairly in all material respects the consolidated financial position of Envision and its Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, and (ii) the consolidated balance sheet (the "BALANCE SHEET") of Envision and its Subsidiaries at January 31, 2000 ("the BALANCE SHEET DATE") reflected all material liabilities and obligations of Envision and its consolidated Subsidiaries, whether accrued, contingent or otherwise, as of the date thereof, in each case, to the extent required by United States generally accepted accounting principles, consistently applied ("GAAP"). Except as disclosed in Section 3.1(e) of the Envision Disclosure Schedule, Envision does not have any liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) liabilities incurred since January 31, 2000 in the ordinary course of business (none of which is a liability for breach of warranty, tort or infringement) and fully reflected as liabilities on the books and records of Envision, (b) liabilities disclosed and reflected as liabilities on the financial statements or
         (c) liabilities which would not reasonably be likely to have a Material Adverse Effect on Envision.

                  (i) Since the Balance Sheet Date there has not been any event or development resulting in a Material Adverse Effect or any event or development which would reasonably be expected to result in a Material Adverse Effect on Envision and its Subsidiaries, taken as a whole.

                  (ii) Since the Balance Sheet Date there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Envision.

                  (f) LITIGATION. There is no suit, action, investigation or proceeding pending or, to the Knowledge of Envision, threatened, against or affecting Envision having, or which would reasonably be expected to have, a Material Adverse Effect on Envision, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Envision of Envision having, or which reasonably would be expected to have, a Material Adverse Effect on Envision.

                  (g) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Envision.

                  (h) EXEMPT TRANSACTION. Assuming the accuracy and truth of the representations of LiQ, the Principal Stockholder in Section 3.4 and of each of the other stockholders of LiQ (together with the Principal Stockholder, the "STOCKHOLDERS") in the Stockholder Letters (as defined in Section 5.2(f)) and compliance by the Stockholders of all covenants contained herein or in the Stockholder Letters applicable to the Stockholders, the issuance of the shares of Envision Common Stock to the Stockholders at the Closing will constitute a transaction exempt from (a) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder and (b) the qualification requirements of the applicable state securities laws.

                  (i) TAXES. Envision (i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by it and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all Taxes that are shown as due and payable on such filed Tax Returns or that Envision is obligated to pay without the filing of a Tax Return; and (iii) has paid all other charges, claims and assessments received to date in respect of material Taxes other than those being contested in good faith for which provision has been made in accordance with GAAP on the balance sheet included in the Financial Statements. As of the date hereof, there are no material pending audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of Envision.

                  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, premium, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or governmental levies of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns, claim for refund, and amended returns) required to be supplied to a Tax authority relating to Taxes.

                  (j) EXCHANGE SHARES. As of the Effective Time, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  III.2 REPRESENTATIONS AND WARRANTIES OF LIQ. Except as set forth in the LiQ Disclosure Schedule delivered by LiQ to Envision prior to the execution of this Agreement (the "LIQ DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), LiQ and the Principal Shareholder jointly and severally represent and warrant to Envision and Merger Sub as follows:

                  (a) ORGANIZATION, STANDING AND POWER; SUBSIDIARIES. (i) LiQ is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on LiQ and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on LiQ. The copies of the certificate of incorporation and by-laws of LiQ which were previously furnished or made available to Envision are true, complete and correct copies of such documents as in effect on the date of this Agreement. LiQ has no Subsidiaries.

                  (b) CAPITAL STRUCTURE. (i) As of the date hereof, the authorized capital stock of LiQ consisted of 10,000,000 shares of LiQ Common Stock, of which 3,348,550 shares were outstanding. The number of shares of LiQ Common Stock owned by each Stockholder is correctly represented in Section 3.2(b) of the LiQ Disclosure Schedule, and each Stockholder is the beneficial owner of the number of shares set forth opposite his name in Section 3.2(b) of the LiQ Disclosure Schedule. All issued and outstanding shares of the capital stock of LiQ are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of the date hereof no options, warrants or other rights to acquire capital stock from LiQ other than rights to receive in the aggregate 27,500 shares of LiQ Common Stock pursuant to the Stock Commitment Agreements. Section 3.2(b) of the LiQ Disclosure Schedule sets forth a complete and correct list as of the date hereof, of the number of shares of Committed Stock and the holders thereof.

                  (ii) No bonds, debentures, notes or other indebtedness of LiQ having the right to vote on any matters on which stockholders may vote ("LIQ VOTING DEBT") are issued or outstanding.

                  (iii) As of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which LiQ is a party or by which it is bound obligating LiQ to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of LiQ or obligating LiQ to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of LiQ to repurchase, redeem or otherwise acquire any shares of capital stock of LiQ.

                  (c) AUTHORITY; NO CONFLICTS. (i) LiQ has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LiQ. This Agreement has been duly executed and delivered by LiQ and constitutes a valid and binding agreement of LiQ, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of this Agreement by LiQ does not, and the consummation by LiQ of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of LiQ or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LiQ or its properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other third party is required by or with respect to LiQ in connection with the execution and delivery of this Agreement by LiQ or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not reasonably be expected to have a material adverse effect on, or materially delay, the ability of LiQ to consummate the transactions contemplated by this Agreement.

                  (d) FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. (i) The audited consolidated balance sheets and related audited statements of consolidated income, cash flow and stockholders' equity of LiQ as at and for the fiscal year of LiQ ended January 31, 2000, (ii) the unaudited consolidated balance sheet and related unaudited consolidated statements of income, cash flow and stockholders' equity of LiQ, as at and for the three months ended April 30, 2000, together with the notes thereto, present fairly in all material respects the financial position of LiQ at such dates and the results of its operations and its cash flows for the periods then ended, and (iii) the consolidated balance sheet (the "BALANCE SHEET") of LiQ at January 31, 2000 ("the BALANCE SHEET DATE") reflected all material liabilities and obligations of LiQ, whether accrued, contingent or otherwise, as of the date thereof, in each case, to the extent required by United States generally accepted accounting principles, consistently applied ("GAAP"). Except as disclosed in Section 3.2(d) of the LiQ Disclosure Schedule, LiQ does not have any liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) liabilities incurred since January 31, 2000 in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and fully reflected as liabilities on the books and records of LiQ, (b) liabilities disclosed and reflected as liabilities on the financial statements or (c) liabilities which would not reasonably be likely to have a Material Adverse Effect on LiQ.

                  (ii) Since the Balance Sheet Date there has not been any event or development resulting in a Material Adverse Effect or any event or development which would reasonably be expected to result in a Material Adverse Effect on LiQ.

                  (iii) Since the Balance Sheet Date there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of LiQ.

                  (e) BOARD APPROVAL. The Board of Directors of LiQ, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "LIQ BOARD APPROVAL"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of LiQ and its stockholders, (ii) approved this Agreement and the Merger and
         (iii) (x) recommended that the stockholders of LiQ adopt this Agreement and approve the Merger and (y) directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Stockholders.

                  (f) VOTE OR CONSENT REQUIRED AND OBTAINED. The affirmative vote or written consent of the holders of a majority of the outstanding shares of LiQ Common Stock to approve the Merger is the only action of the holders of any class or series of LiQ capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby, and such affirmative vote or written consent has been obtained.

                  (g) LITIGATION; COMPLIANCE WITH LAWS. (i) There is no suit, action, investigation or proceeding pending or, to the Knowledge of LiQ, threatened, against or affecting LiQ having, or which would reasonably be expected to have, a Material Adverse Effect on LiQ, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against LiQ having, or which reasonably would be expected to have, a Material Adverse Effect on LiQ.

                  (ii) Except as would not reasonably be expected to have a Material Adverse Effect on LiQ, LiQ holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the business of LiQ, taken as a whole (the "LIQ PERMITS"). LiQ is in compliance with the terms of the LiQ Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on LiQ. The business of LiQ is not being conducted in violation of, and LiQ has not received any notices of violations with respect to, any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not reasonably be expected to have a Material Adverse Effect on LiQ.

                  (iii) To the Knowledge of LiQ, LiQ is, and at all times since the date of its incorporation has been, in compliance with all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Entity properly promulgated and having the force or effect of law or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment ("ENVIRONMENTAL LAWS"), except to the extent that the failure to comply therewith has not had and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on LiQ.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except (i) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (ii) as permitted by Section 4.1, since January 31, 2000, LiQ has conducted its business only in the ordinary course and there has not been (i) any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on LiQ or (ii) any action taken by LiQ during the period from January 31, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1.

                  (i) INTELLECTUAL PROPERTY. Except as would not reasonably be expected to have a Material Adverse Effect on LiQ, (a) LiQ owns, or is licensed to use (in each case, free and clear of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "LIENS")), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by LiQ does not knowingly infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which LiQ acquired the right to use any Intellectual Property; (c) to the Knowledge of LiQ, no Person is challenging, infringing on or otherwise violating any right of LiQ with respect to any Intellectual Property owned by and/or licensed to LiQ; and (d) LiQ has not received any written notice of any pending claim with respect to any Intellectual Property used by LiQ and to its Knowledge no Intellectual Property owned and/or licensed by LiQ is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

                  For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

                  (j) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of LiQ, except for fees payable to Bruckerman & Johnson.

                  (k) TAXES. LiQ (i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by it and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all Taxes that are shown as due and payable on such filed Tax Returns or that LiQ is obligated to pay without the filing of a Tax Return; (iii) has paid all other charges, claims and assessments received to date in respect of Taxes other than those being contested in good faith for which provision has been made in accordance with GAAP on the balance sheet included in the Financial Statements; (iv) has properly accrued on the balance sheet, in accordance with GAAP, all material contingent or deferred Taxes that have not become due; (v) has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by law to be withheld and has paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable; (vi) as of the date hereof, has neither extended nor waived any applicable statute of limitations with respect to United States federal or state income or franchise Taxes and has not otherwise agreed to any extension of time with respect to a United States federal or state income or franchise Tax assessment or deficiency; (vii) has never been a member of any consolidated group for income tax purposes; and
         (viii) is not a party to any tax sharing agreement or arrangement. As of the date hereof, there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of LiQ. There are not any unresolved questions or claims concerning LiQ's Tax liability that are reasonably likely to have a Material Adverse Effect on LiQ. No liens for Taxes exist with respect to any of the assets or properties of LiQ, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith. There is no contract or agreement, plan or arrangement by LiQ covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by LiQ by reason of Section 280G of the Code or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code. LiQ has net operating loss carryforwards ("NOLs") in the amount of $1,125,314. None of the NOLs are subject to limitation on use.

                    (l) CERTAIN CONTRACTS. As of the date hereof, except for commitments under the Stock Commitment Agreements, LiQ is not a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts LiQ or any of its affiliates or any successor thereto (including the Surviving Corporation) from engaging or competing in any line of business or in any geographic area after giving effect to the Merger, (iii) any employment, consulting or severance arrangement or (iv) any contract where payments or rights are accelerated upon a "change in control".

                    (m) EMPLOYEE BENEFIT PLANS. The LiQ 2000 Stock Option Plan (the "STOCK OPTION PLAN") is the only "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including without limitation multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation or other employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not under which any employee or former employee of LiQ has any present or future right to benefits or under which LiQ has any present or future liability. No options have been granted under the Stock Option Plan.

                  (n) LABOR MATTERS. (i) LiQ is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) LiQ is not the subject of any proceeding asserting that it has committed an unfair labor practice or sex, age, race or other discrimination or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other similar labor dispute involving it pending or, to its Knowledge, threatened; (iv) no grievance, complaint or investigation is pending or, to the Knowledge of LiQ, threatened, against LiQ which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to LiQ; (v) LiQ is in compliance with all applicable laws (domestic and foreign), agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to LiQ; (vi) LiQ has complied in all material respects with its payment obligations to all employees of LiQ in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any LiQ policy, practice, agreement, plan, program or any statute or other law; (vii) LiQ is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of LiQ, nor to the Knowledge of LiQ will LiQ have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by LiQ of any persons employed by LiQ on or prior to the Effective Time of the Merger; and (viii) LiQ is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") and part 6 and 7 of Title I of ERISA, to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

                  (o) AFFILIATE TRANSACTIONS. There are no material contracts, commitments, agreements, arrangements or other transactions between LiQ, on the one hand, and any (i) officer or director of LiQ, (ii) record or beneficial owner of five percent or more of the voting securities of LiQ or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                  (p) MATERIAL CONTRACT DEFAULTS. (i) LiQ has provided or made available to Envision copies, and has provided a true and correct list to Envision, of all material contracts, agreements, commitments, arrangements, leases, policies or other instruments to which it is a party or by which it is bound ("MATERIAL CONTRACTS"). LiQ is not, and has not received any notice or has any Knowledge that any other party is, and to its knowledge no other party is, in default in any respect under any such Material Contract, except for those defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LiQ (including but not limited to the disputed default set forth on Section 3.2(p) of the LiQ Disclosure Schedule); and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                  (ii) LiQ has made available to Envision (x) true and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of LiQ is outstanding or may be incurred and (y) accurate information regarding the respective principal amounts currently outstanding thereunder.

                  (q) TITLE TO PROPERTY; ENCUMBRANCES. LiQ (i) has good, valid and marketable title to all the properties and assets (A) reflected in the balance sheet included in the Financial Statements as being owned by LiQ (other than any such properties or assets sold or disposed of since such date in the ordinary course of business consistent with past practice) or (B) acquired after the date of the balance sheet included in the Financial Statements which are material to LiQ's business on a consolidated basis, free and clear of all Liens, except statutory Liens securing payments not yet due and such Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the Financial Statements or (y) acquired after the date of the balance sheet included in the Financial Statements which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto (except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), and there is no default thereunder by the lessee or, to LiQ's Knowledge, as of the date hereof, the lessor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on LiQ. LiQ has not received written notice and does not otherwise have Knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by LiQ or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation.

                  (r) INSURANCE. LiQ has provided Envision with true, correct and complete copies of all policies of insurance to which LiQ is a party or is a beneficiary or named insured. A list of such policies is attached as Section 3.2(r) of the LiQ Disclosure Schedule. LiQ has in full force and effect, with all premiums due thereon paid, such policies of insurance. LiQ has received no notices of cancellation, termination or non-renewal with respect to such policies and has not been refused any insurances, nor has its coverage been limited, by any insurance carrier. All the insurable properties of LiQ are insured in amounts and coverages and against risks and losses as disclosed in
         Section 3.2(r) of the LiQ Disclosure Schedule. There have been no claims asserted under any of the insurance policies of LiQ for the period from LiQ's inception to the date of this Agreement.

                  III.3 REPRESENTATIONS AND WARRANTIES OF ENVISION AND MERGER SUB. Envision and Merger Sub represent and warrant to LiQ and the Principal Stockholder as follows:

                  (a) ORGANIZATION. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and Merger Sub is a direct wholly-owned subsidiary of Envision.

                  (b) CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (c) NON-CONTRAVENTION. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub.

                  (d) NO BUSINESS ACTIVITIES. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                  III.4 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER. The Principal Stockholder represents and warrants to Envision as follows:

                  (a) OWNERSHIP OF SHARES. The number of shares of LiQ Common Stock owned by the Principal Stockholder is correctly represented in
         Section 3.2(b) of the LiQ Disclosure Schedule, and the Principal Stockholder is the beneficial owner of the number of shares set forth opposite his name in Section 3.2(b) of the LiQ Disclosure Schedule.

                  (b) ENVISION SEC REPORTS. The Principal Stockholder has received and read or reviewed and is familiar with the Envision SEC Reports.

                  (c) INQUIRY. The Principal Stockholder has had an opportunity to ask questions of and receive answers from Envision, or a person or persons acting on Envision's behalf, concerning the terms and conditions of the Envision Common Stock.

                  (d) UNREGISTERED SHARES. The Principal Stockholder understands that (i) none of the shares of Envision Common Stock to be issued pursuant to the Merger have been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings and (ii) except as set forth herein, Envision has no obligation to register the shares of Envision Common Stock to be issued pursuant to the Merger.

                  (e) NO DISTRIBUTION. The shares of Envision Common Stock to be acquired by the Principal Stockholder pursuant to the Merger are being acquired solely for the Principal Stockholder's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the Principal Stockholder has no current plans to enter into any contract, undertaking, agreement or arrangement relating thereto.

                  (f) LIMITED OPPORTUNITY FOR RESALE. The Principal Stockholder acknowledges and is aware that there are substantial restrictions on the transferability of the shares of Envision Common Stock to be issued pursuant to the Merger; that the shares of Envision Common Stock to be issued pursuant to the Merger cannot be resold unless such shares are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; except as set forth herein, the Principal Stockholder has no rights to require that such shares be registered under the Securities Act; and unless such shares are so registered or an exemption therefrom is available to the Stockholders, there will be no public market for the shares of Envision Common Stock to be issued pursuant to this Agreement.

                  (g) INVESTMENT EXPERIENCE. The Principal Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the relative risks and merits of the shares of Envision Common Stock to be issued pursuant to the Merger.

                  (h) STATE OF RESIDENCE. The Principal Stockholder is a resident of the State of New York.

                  (i) AFFILIATES. The Principal Stockholder has been advised that, in addition to other restrictions on the transfers of the shares of Envision Common Stock to be issued pursuant to the Merger, since he may be an "affiliate" of Envision at the Closing and the distribution of such shares by the Stockholders has not been registered under the Securities Act, Rules 144 and 145 under the Securities Act will restrict the Principal Stockholder's sales of shares of Envision Common Stock received in the transaction. The Principal Stockholder acknowledges that the shares of Envision Common Stock to be received by him pursuant to the Merger shall be subject to stop transfer instructions and may be legended to reflect the restrictions on transfer imposed by the Securities Act.

                  (j) POTENTIAL FOR LOSS OF ENTIRE INVESTMENT. The Principal Stockholder understands that he could lose the entire value of his investment in Envision Common Stock and he can bear the risk of loss of that investment.

                  (k) CONSENT TO MERGER. The Principal Stockholder has executed a written consent approving this Agreement and the transactions contemplated hereby, which consent is attached as Exhibit 3.4(k) hereto.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS


                  IV.1 CONDUCT OF BUSINESS OF LIQ PENDING THE MERGER. LiQ covenants and agrees that, during the period from the date hereof to the Effective Time, unless Envision shall otherwise agree in writing in advance, the business of LiQ shall be conducted only in, and LiQ shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and LiQ shall each use its reasonable best efforts to preserve substantially intact the business organization of LiQ, to keep available the services of the present officers, employees and consultants of LiQ and to preserve the present relationships of LiQ with customers, suppliers, licensors, licensees, advertisers, distributors and other persons with which LiQ has significant business relations, PROVIDED that the hiring by LiQ of up to 15 additional employees, on terms consistent with past practice (except that no such new employee shall be granted any rights to Committed Stock or other rights to receive any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of
LiQ) shall be considered to be within the ordinary course of business. By way of amplification and not limitation, LiQ shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of
Envision:

                  (a) Amend its Certificate of Incorporation or By-Laws or equivalent organizational documents;

                  (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of LiQ or (B) any assets of LiQ;

                  (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) Acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or (except for the purchase of inventory in the ordinary course of business) any assets; (ii) sell, transfer, license, lease, mortgage, pledge, encumber or otherwise dispose of or subject to any Lien any of its assets, except for the sale of goods in the ordinary course of business; (iii incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person; (iv) enter into any material contract or agreement other than in the ordinary course of business consistent with past practice or enter into, or amend or terminate any joint venture arrangements; (v) enter into any agreement as licensee or licensor, (vi) enter into any commitments or transactions material, individually or in the aggregate, to LiQ; (vii) authorize any single capital expenditure for LiQ other than expenditures for hardware/software reflected in the six month operating cost projection through September 30, 2000, a copy of which has been delivered to Envision; or (viii) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(e);

                  (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of LiQ in the ordinary course of business in accordance with past practice or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into, or amend, any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of LiQ, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, welfare, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                  (h) Take any action that (without regard to any action taken or agreed to be taken by Envision or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                  (i) Make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, change any annual tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

                  (j) Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

                  (k) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of LiQ (other than the Merger);

                  (l) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of LiQ or incurred in the ordinary course of business and consistent with past practice;

                  (m) Effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of LiQ;

                  (n) Fail to maintain in full force and effect the existing insurance policies covering LiQ and its properties, assets and businesses;

                  (o) Waive any rights under any confidentiality agreements entered into with third parties; or

                  (p) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(o) or any action which would make any of the representations or warranties of LiQ contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken or would result in any of the conditions set forth in Article V not being satisfied.

                  IV.2 ACCESS TO INFORMATION. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, attorneys, agents, investment bankers, actuaries, accountants and other representatives of the other party free and full access, during the period prior to the Effective Time, to all its offices, properties, books, records, officers and employees, will permit such persons to make extracts from and copies of such books and records, and will from time to time furnish the other party with such additional financial and operating data and other information as to its financial condition, results of operations, businesses, properties, assets, liabilities or future prospects as such other party may from time to time request; provided that access to LiQ's proprietary information, including programming information, technical planning, system architecture and other related information shall be granted only on the premises of LiQ and shall be limited to Alex Adamopoulos and Vinnie Falcone, as representatives of Envision. Each of LiQ and Envision shall cause its accountants to make available to the other party or its attorneys or accountants the work papers relating to any audit of the financial statements of LiQ or Envision, as applicable, during the most recent five fiscal years. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, paragraph 5 of the letter agreement, dated March 29, 2000, between LiQ and Envision (such provisions, the "CONFIDENTIALITY PROVISIONS"). Any investigation by Envision or LiQ shall not affect the representations and warranties of LiQ or Envision, as the case may be.

                  IV.3 REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents.

                  IV.4 EMPLOYMENT OFFERS; EMPLOYEE BENEFITS. Envision shall make offers of employment to each employee of LiQ (the "LIQ EMPLOYEES") or shall retain each LiQ Employee as an employee of the Surviving Corporation. Unless otherwise stated, employment of LiQ Employees by Envision following the Closing shall be on an at-will basis in positions comparable with those at LiQ, and, for at least six months following the Closing Date, shall be at a salary and benefit level equal to or greater than the salary and benefit level provided by LiQ to each such LiQ Employee. Nothing herein shall prohibit any changes to the Benefit Plans (as defined in Section 8.10) of Envision that may be (i) required by law (including, without limitation, any applicable qualification requirements of Section 401(a) of the Code), (ii) necessary as a technical matter to reflect the transactions contemplated hereby or (iii) required for LiQ to provide or permit investment in its securities. Furthermore, nothing herein shall require the Surviving Corporation to continue any particular Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence).

                  IV.5 NOTIFICATION OF CERTAIN MATTERS. (a) LiQ shall give prompt notice to Envision, and Envision shall give prompt notice to LiQ, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of LiQ, Envision or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  IV.6 PUBLIC ANNOUNCEMENTS. Except as required by applicable law, neither Envision nor LiQ shall, or shall permit any affiliate to, make any public announcement in respect of the terms or existence of this Agreement, any other document required to be executed in order to consummate the transactions contemplated hereby, any termination of negotiations relating to the transactions contemplated hereby, or the transactions contemplated hereby, without the prior written consent of the other party. LiQ and Envision agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be in compliance with applicable law and mutually agreed upon prior to the issuance thereof.

                  IV.7 LISTING OF SHARES OF ENVISION COMMON STOCK. Envision shall use its reasonable best efforts to cause the shares of Envision Common Stock to be issued in the Merger to be approved for listing on the AMEX, subject to official notice of issuance, as soon as reasonably practicable following the Closing Date.

                  IV.8 STOCKHOLDER BOARD NOMINEES. Envision shall use its reasonable best efforts to cause the election of Abbas Shah to its Board of Directors prior to or contemporaneously with the Closing, effective at the Effective Time, and to nominate Abbas Shah for election to serve as a director of Envision at the Annual Meeting of Stockholders (or at any special meetings of stockholders held in lieu thereof) to be held in 2000 for a term expiring not sooner than the 2003 Annual Meeting of Stockholders. Envision covenants and agrees to elect Abbas Shah to the Board of Directors of the Surviving Corporation prior to or contemporaneously with the Closing, effective at the Effective Time.

                  IV.9 TRANSFERS BY STOCKHOLDERS. Each Stockholder covenants and agrees that such Stockholder: (a) from the date of this Agreement until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement pursuant to Article VII, shall not, and shall not enter into any agreement to, transfer, sell, assign, pledge, hypothecate or otherwise dispose, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting with the exception of any transfer which occurs by operation of law ("TRANSFER"), any shares of LiQ Common Stock or any security exercisable or convertible into such LiQ Common Stock or any interest in any of the foregoing held by such Stockholder; (b) until the date which is one year from the Closing Date, shall not, and shall not enter into any agreement to, Transfer any shares of Envision Common Stock or any security exercisable or convertible into such Envision Common Stock or any interest in any of the foregoing held by such Stockholder; and (c) shall not Transfer any shares, or any interest therein, of Envision Common Stock received pursuant to the Merger, unless (i) such Transfer is made pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws or (ii) such Stockholder shall have furnished Envision with a written legal opinion in form and substance reasonably satisfactory to Envision and its counsel to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

                  IV.10 RIGHT OF STOCKHOLDERS TO PURCHASE ADDITIONAL SHARES. If, at any time from the date of this Agreement until the Closing Date, Envision issues (i) additional shares of Envision Common Stock, other than the issuance of up to 320,500 shares of Envision Common Stock to Sundog Technologies, Inc. and Rockmountain Ventures Fund, LP, pursuant to a prior agreement of Envision to issue such shares, or (ii) additional options, warrants or other rights, other than those issued in the ordinary course, to acquire shares of Envision Common Stock (each such issuance, a "NEW ISSUANCE"), Envision shall promptly give written notice to LiQ, and LiQ shall deliver such notice to the Stockholders. Such notice shall state the number of shares issued pursuant to such New Issuance and the price per share. With ten days of the receipt of such notice by LiQ, each Stockholder shall have the right to subscribe for, upon the same terms as set forth in the applicable notice, the number of shares of Envision Common Stock sufficient for each Stockholder to maintain his or her Adjusted Envision Percentage (such shares, the "SUBSCRIBED SHARES"). With respect to any Stockholder, the "ADJUSTED ENVISION PERCENTAGE" shall mean the lower of such Stockholder's Envision Percentage as set forth opposite his or her name on
Exhibit 1 or such Stockholder's actual percentage ownership of Envision Common Stock (assuming closing of the transactions contemplated by this Agreement), on a fully diluted basis, as of the time of such New Issuance. Any Stockholder electing to subscribe for shares shall deposit the purchase price for such Subscribed Shares with an escrow agent to be appointed by Envision (the "ESCROW AGENT"), and Envision shall deposit the certificates representing such Subscribed Shares with the Escrow Agent. At the Closing, the Escrow Agent shall deliver: (i) to Envision, the aggregate funds deposited with the Escrow Agent pursuant to this Section 4.10 and (ii) to each Stockholder, the certificates representing such Stockholder's Subscribed Shares. In the event that this Agreement is terminated prior to Closing, the Stockholders shall have no rights under this Section 4.10 other than the prompt return of all funds deposited with the Escrow Agent.

                  IV.11 REGISTRATION RIGHTS. (a) "PIGGYBACK" REGISTRATION. (i) If Envision proposes to register shares of Envision Common Stock for sale pursuant to a Public Offering (as defined below), Envision shall give the Stockholders written notice (at least 7 business days prior to the proposed filing date of the registration statement relating to such Public Offering) of its intention to make such Public Offering, provided that no such notice need be given, and the Stockholders shall have no rights under this Section 4.11(a), with respect to the first Public Offering made by Envision after the date of this Agreement. Each Stockholder may send a written request (within 15 calendar days of the receipt of such notice) to Envision that some or all of the shares of Registrable Securities (as defined below) owned by such Stockholder be registered and sold as part of such Public Offering. Thereafter, Envision shall use its reasonable best efforts to effect the registration under the Securities Act of the offering of the Registrable Securities that the Stockholders have requested to be registered, subject to the terms of this Section 4.11 and PROVIDED that Envision shall have the right to terminate or withdraw any registration initiated by it under this Section 4.11(a) prior to the effectiveness of such registration whether or not any Stockholder has elected to include Registrable Securities in such registration.

                  "PUBLIC OFFERING" means the sale of securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

                  "REGISTRABLE SECURITIES" means all shares of Envision Common Stock owned by any Stockholder, not previously sold to the public, including Envision Common Stock issued pursuant to stock splits, stock dividends and similar distributions, PROVIDED, HOWEVER, that any shares of Envision Common Stock shall no longer be treated as Registrable Securities if all such shares of Envision Common Stock may be sold under Rule 144 of the Securities Act within a three month period.

                  (b) DEMAND REGISTRATION. (i) If, as of January 29, 2001, all of the Registrable Securities of the Stockholders shall not have been registered pursuant to Section 4.11(a), Envision shall, upon the written request, received within 15 business days of such date, of the holders of at least 50% of the Registrable Securities which remain unregistered, file one registration statement to register the Registrable Securities which remain unregistered, PROVIDED that Envision shall not be required to make such filing:

                  (A) Prior to the date that is 181 days after a Public Offering occurring after the date hereof; or

                  (B) If Envision shall deliver to the Stockholders a certificate signed by the President or Chief Executive Officer of Envision stating that in the good faith judgment of Envision it would be detrimental to Envision or its stockholders for a registration statement to be filed in the near future, then Envision's obligation to take any action under this Section 4.11(b) shall be deferred for a period not to exceed 90 days from the date of receipt of the written request specified in this Section 4.11(b); PROVIDED, HOWEVER, that Envision shall not exercise such right more than once in any 12-month period.

                  (ii) Envision's obligations pursuant to this Section 4.11(b) shall be fulfilled upon the effectiveness of a registration requested pursuant to this Section 4.11(b).

                  (c) UNDERWRITING. (i) GENERAL. If any Public Offering involves an underwriting of the shares of Envision Common Stock to be sold pursuant to such Public Offering, the right of any Stockholder to register any Registrable Securities shall be conditioned upon such underwriting and such Stockholder's entering into of an underwriting agreement with the underwriters for such offering including customary provisions indemnifying the underwriters, Envision and the other selling stockholders. If any registration under this Section 4.11 does not involve a standard underwriting agreement entered into by all Stockholders registering Registrable Securities pursuant to such registration,
(A) the right of any Stockholder to register any Registrable Securities shall be conditioned on such Stockholder's agreeing to indemnify Envision and the other participating Stockholders for any material misstatements or omissions relating to such Stockholder and (B) Envision will agree to indemnify the Stockholders participating in such registration for any material misstatements or omissions, other than any material misstatement or omission which occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by any participating Stockholder.

                  (ii) PIGGYBACK REGISTRATION. The Stockholders shall have no right to participate in the selection of the underwriters, if any, for a Public Offering in which Stockholders participate pursuant to Section 4.11(a) (an "ENVISION OFFERING"). If the underwriters for an Envision Offering advise the Stockholders seeking registration of Registrable Securities pursuant to such offering in writing that market factors (including, without limitation, the aggregate number of shares of Envision Common Stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities in such Envision Offering) require a limitation of the number of shares to be underwritten, the underwriters (subject to the allocation priority set forth in the following sentence) may exclude some or all Registrable Securities from such registration and underwriting. If the underwriters for an Envision Offering so limit the number of shares to be included in a registration, the number of shares to be included in such registration shall be allocated in the following manner: (i) first, to Envision, and (ii) second, pro rata to the Stockholders seeking to register Registrable Securities and other holders of shares with "piggyback" registration rights in proportion, as nearly as practicable, to the respective amounts of shares entitled to inclusion in such registration held by such holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.11(c)(ii) shall be included in the registration statement for such Envision Offering.

                  (iii) DEMAND OFFERING. Envision shall select the underwriters, if any, for a Public Offering in which Stockholders participate pursuant to Section 4.11(b), PROVIDED that such underwriters shall be reasonably satisfactory to the participating Stockholders.

                  (d) EXPENSES. Envision shall bear the costs and expenses of registrations pursuant to this Section 4.11, including the fees and expenses of Envision's counsel, other than underwriting discounts, selling commissions and stock transfer taxes, which shall be paid by the holders of the Registrable Securities registered pro rata on the basis of the number of shares registered.

                  (e) TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 4.11 will terminated as to any Stockholder at such time as such Stockholder is eligible to sell all of such Stockholder's Registrable Securities under Rule 144 of the Securities Act within any three-month period without volume limitations, or under Rule 144(k) thereunder.

                  (f) TRANSFER RESTRICTIONS REMAIN EFFECTIVE. The rights of the Stockholders pursuant to this Section 4.11 do not affect the transfer restrictions set forth in Section 4.9 and in the Stockholders' Letters (as defined in Section 5.2(f)).

                  (g) FILINGS; INFORMATION. In connection with any registration pursuant to this Section 4.11 in which Stockholders are registering Registrable Securities, Envision shall:

                  (i) furnish to participating Stockholders such number of copies of each registration statement filed pursuant to such registration, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including any preliminary prospectus) as such Stockholders may reasonably request in order to facilitate the sale of the Registrable Securities owned by them that are included in such registration, which sale shall be in accordance with the terms of this Agreement and the Stockholders' Letters;

                  (ii) after the filing of a registration statement, (A) promptly notify participating Stockholders of any stop order issued or threatened to be issued by the Securities and Exchange Commission and
         (B) take all reasonable actions required to prevent the entry of such stop order or remove it if entered;

                  (iii) use reasonable efforts to qualify the Registrable Securities included in such registration for offer and sale under such other securities or "blue sky" laws of such jurisdictions in the United States as shall be reasonably requested by the participating Stockholders; PROVIDED, HOWEVER, that Envision shall not be required to
         (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.11(g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (iv) promptly notify participating Stockholders, at any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event as a result of which such prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as reasonably practicable following such occurrence, prepare and file any amendment or supplement to the applicable registration statement as may be necessary to comply with the provisions of the Securities Act;

                  (v) enter into customary agreements (including, if such registration involves an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, which sale shall be in accordance with the terms of this Agreement and the Stockholders' Letters;

                  (vi) furnish to the Principal Stockholder a signed counterpart, addressed to the Principal Stockholder, of (A) an opinion or opinions of counsel to Envision and (B) a comfort letter or letters from Envision's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Principal Stockholder may reasonably request; and

                  (vii) make available for inspection by the Principal Stockholder and any attorney, accountant or other agent retained by the Principal Stockholder, all financial and other records and other information, pertinent corporate documents and properties of Envision, its Subsidiaries and Affiliates, as is reasonably necessary to enable the Principal Stockholder and such agents to exercise their due diligence responsibilities, PROVIDED, HOWEVER, that Envision may require the Principal Stockholder or any such agent to sign a confidentiality agreement reasonably satisfactory to Envision prior to any such inspection.

                  (h) INFORMATION FROM PARTICIPATING STOCKHOLDERS. The right of any Stockholder to register any Registrable Securities shall be conditioned upon such Stockholder's providing information regarding such Stockholder, the plan of distribution of the Registrable Securities and other information as Envision may from time to time reasonably request or as may be legally required in connection with such registration.

                  (i) RULE 144. Envision shall file any reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as the participating Stockholders may request, to the extent required from time to time, to enable the participating Stockholders to sell Registrable Securities, otherwise permitted to be transferred pursuant to this Agreement and the Stockholders' Letters, without registration under the Securities Act and within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any successor rule adopted by the SEC. Upon the written request of any Stockholder who holds Registrable Securities, Envision shall deliver to such Stockholder a written statement as to its compliance with such requirements.

                  IV.12 AGREEMENT TO VOTE FOR APPROVAL OF ISSUANCE OF SHARES. The Principal Stockholder agrees to vote the shares of Envision Common Stock received by him in the Merger in favor of the issuance of up to 320,500 shares of Envision Common Stock to Sundog Technologies, Inc. and Rockmountain Ventures Fund, LP, pursuant to a prior agreement of Envision to issue such shares.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  V.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of LiQ, Envision and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect,
         (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Material Adverse Effect on Envision after giving effect to the Merger; PROVIDED, HOWEVER, that the provisions of this Section 5.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order or injunction.

                  (b) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing provided for under Section 1.3 and AMEX Approval, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Envision, any of its Subsidiaries or LiQ to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken would reasonably be expected to have a Material Adverse Effect on Envision and its Subsidiaries (including the Surviving Corporation), taken together after giving effect to the Merger, shall have been obtained; PROVIDED HOWEVER, that the provisions of this Section 5.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

                  V.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ENVISION AND MERGER SUB. The obligations of Envision and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Envision, on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of LiQ and the Principal Stockholder set forth in this Agreement that is qualified as to Material Adverse Effect or otherwise qualified as to materiality shall be true and correct, and each of the representations and warranties of LiQ and the Principal Stockholder set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Envision shall have received: (i) as to the representations and warranties of LiQ, a certificate of the chief executive officer and the chief financial officer of LiQ to such effect, and (ii) as to the representations and warranties of the Principal Stockholder, a certificate of the Principal Stockholder to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF LIQ AND THE STOCKHOLDERS. Each of LiQ and the Principal Stockholder shall have performed or complied with all agreements and covenants required to be performed by such party under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Envision shall have received: (i) as to such performance or compliance by LiQ, a certificate of the chief executive officer and the chief financial officer of LiQ to such effect; and (ii) as to such performance or compliance by the Principal Stockholder, a certificate of the Principal Stockholder to such effect.

                  (c) NO MATERIAL ADVERSE CHANGE. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, condition (financial or otherwise), prospects, or results of operations of LiQ.

                  (d) RELEASES. Envision shall have received (a) written resignations of all directors of LiQ, effective as of Closing, (b) evidence reasonably satisfactory to Envision that all agreements between LiQ on the one hand, and the Stockholders and the directors, officers and other affiliates of LiQ on the other hand, have been terminated without premium or penalty to LiQ or Envision and (c) written evidence reasonably satisfactory to Envision that all holders of any indebtedness for borrowed money of LiQ (or beneficiary of any guarantee made by LiQ of the indebtedness of any other person) shall have been released and discharged, including any Lien or other encumbrance, without premium or penalty to LiQ or Envision other than loans to LiQ from the Principal Stockholder in the amount of $409,411 and from Ronald Keusch in the amount of $175,800.

                  (e) BOARD RESOLUTIONS. LiQ shall have delivered to Envision a certificate of the Secretary of LiQ, dated as of the Closing Date, certifying as to the resolutions of the Board of Directors of LiQ authorizing and approving the execution, delivery and performance by LiQ of this Agreement and the transactions contemplated hereby.

                  (f) STOCKHOLDERS' LETTERS. Each of the Stockholders shall have executed a letter (the "STOCKHOLDERS' LETTERS") in the form attached as
         Exhibit 5.2(f), which letter shall include such Stockholder's consent to this Agreement and the transactions contemplated hereby.

                  (g) TAX OPINION. Envision shall have received the written opinion of Simpson Thacher & Bartlett, counsel to Envision, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
         Section 368(a) of the Code and (ii) LiQ, Envision and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code, a copy of which shall be provided to LiQ.

                  (h) CLIFFORD CHANCE ROGERS & WELLS LLP OPINION. Envision shall have received the written opinion of Clifford Chance Rogers & Wells LLP, counsel to LiQ, dated the Closing Date, substantially in the form attached as Exhibit 5.2(h).

                  V.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF LIQ. The obligations of LiQ to effect the Merger are subject to the satisfaction of, or waiver by LiQ, on or prior to the Closing Date of the following additional conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Envision set forth in this Agreement that is qualified as to Material Adverse Effect or otherwise qualified as to materiality shall be true and correct, and each of the representations and warranties of Envision set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and LiQ shall have received a certificate of the chief executive officer and the chief financial officer of Envision to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF ENVISION. Each of Envision and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and LiQ shall have received (i) as to such performance or compliance by Envision, a certificate of the chief executive officer and the chief financial officer of Envision to such effect and (ii) as to such performance or compliance by Merger Sub, a certificate of a director or officer of Merger Sub to such effect.

                  (c) NO MATERIAL ADVERSE CHANGE. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, condition (financial or otherwise), prospects, or results of operations of Envision.

                  (d) TAX OPINION. LiQ shall have received the written opinion of Clifford Chance Rogers & Wells LLP, counsel to LiQ, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
         Section 368(a) of the Code and (ii) LiQ, Envision and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code, a copy of which shall be delivered to Envision.

                  (e) BOARD RESOLUTIONS. Each of Envision and Merger Sub shall have delivered to LiQ a certificate of an appropriate officer, dated as of the Closing Date, certifying as to the resolutions of the Board of Directors of Envision and Merger Sub authorizing and approving the execution, delivery and performance by Envision and Merger Sub of this Agreement and the transactions contemplated hereby.

                  (f) SIMPSON THACHER & BARTLETT OPINION. LiQ shall have received the written opinion of Simpson Thacher & Bartlett, dated the Closing Date, substantially in the form attached as Exhibit 5.3(f).

                                   ARTICLE VI

                 SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

                  VI.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of LiQ and the Principal Stockholder contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter until the first anniversary of the Closing Date, PROVIDED that (i) the representations and warranties set forth in Sections 3.1(c)(i), 3.1(g), 3.2(c)(i) and 3.2(j) will survive the Closing Date and will remain in full force and effect until the expiration of the applicable statute of limitations (after giving effect to waiver, mitigation or extension thereof), and (ii) the representations and warranties set forth in Section 3.2(k) (Taxes) will survive the Closing and will remain in full force and effect until the date that is sixty (60) days following the expiration of the applicable statute of limitations after giving effect to waiver, mitigation or extension thereof; PROVIDED, FURTHER, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, written notice of which shall have been duly given within such applicable period in accordance with
Section 7.1(e) hereof. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Section 6.2, which, to the extent permitted by law, shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach.

                  VI.2 OBLIGATION OF THE PRINCIPAL STOCKHOLDER TO INDEMNIFY. Subsequent to the Effective Time the Principal Stockholder shall indemnify and hold harmless Envision (and its directors, officers, employees, agent, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this
Article VI ("LOSSES") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of LiQ or the Principal Stockholder contained in Article III or Article IV or in any certificate delivered pursuant hereto. The obligation of the Principal Stockholder pursuant to this Section 6.2 shall arise only from a knowing omission or misrepresentation by the Principal Stockholder.

                  VI.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Article VI shall be subject to the following terms:

                  (a) No indemnification shall be payable pursuant to Section
         6.2 after the first anniversary of the Effective Time (the "EXPIRATION DATE"), except with respect to claims made prior to the Expiration Date but not then resolved.

                  (b) No indemnification shall be payable pursuant to Section
         6.2 unless and until the aggregate Losses incurred or suffered by Envision equal or exceed $500,000.00 whereupon indemnification pursuant to Section 6.2 shall be payable only to the extent all such claims exceed $500,000.00.

                  (c) The aggregate liability of the Principal Stockholder pursuant to Section 6.2 shall not exceed $1,000,000.00.

                  VI.4 NOTICE AND DEFENSE OF CLAIMS. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnified party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; PROVIDED, HOWEVER, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense. The indemnifying party shall not settle any claim without the consent of the indemnified party unless such settlement shall solely involve the payment of money.

                  VI.5 CONTRIBUTION. To the extent the indemnification provisions herein are unavailable to an indemnified party, the parties agree to contribute to the indemnified party the amount payable by the indemnified party based on the relative benefits and fault of the indemnified party, on the one hand, and the indemnifying party, on the other.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

                  VII.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the Merger by the stockholders of LiQ (except as otherwise stated herein):

                  (a)     By mutual written consent of Envision and LiQ;

                  (b) By either Envision or LiQ, if the Merger shall not have been consummated on or before July 30, 2000 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

                  (c) By Envision or LiQ if any court or other governmental body of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

                  VII.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 4.6 and Article VI and the parties' obligations under the Confidentiality Provisions; PROVIDED, however, that nothing herein shall relieve any party from liability for any willful breach hereof.

                  VII.3 FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear its own expenses and the expenses of their respective affiliates in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  VII.4 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of LiQ, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  VII.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  VIII.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                    (a)   if to Envision or Merger Sub, to:

                          Envision Development Corporation
                          11701 NW 101st Road
                          Miami, FL  33178
                          Fax: (305) 889-1602
                          Attention:  Michael Amideo

                          with a copy to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York  10017
                          Fax: (212) 455-2502
                          Attention:  Gary I. Horowitz

                    (b)   if to LiQ to:

                          LiQ, Inc.
                          One Silicon Alley Plaza
                          90 William Street, Suite 1201
                          New York, New York  10038
                          Fax:  (212) 324-3289
                          Attention:  Abbas Shah

                          with a copy to:

                          Clifford Chance Rogers & Wells LLP
                          200 Park Avenue
                          New York, New York  10166
                          Fax:  (212) 878-8375
                          Attention:  Victor Siber

                  VIII.2 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  VIII.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  VIII.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement and the Confidentiality Provisions constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  VIII.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York (except for provisions regarding the operation of the Merger, which shall be governed by the laws of the State of Delaware) regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

                  VIII.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  VIII.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Envision without the consent of LiQ, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  VIII.8 SUBMISSION TO JURISDICTION; WAIVERS. Each of Envision and LiQ irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Courts of the State of New York and each of Envision and LiQ hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Envision and LiQ hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

                  VIII.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  VIII.10 DEFINITIONS.  As used in this Agreement:

                  (a) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                  (b) "BENEFIT PLANS" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the LiQ Disclosure Schedule or the Envision Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under
         Section 4069, 4201 or 4212(c) of ERISA.

                  (c) "BOARD OF DIRECTORS" means the Board of Directors of any specified Person and any committees thereof.

                  (d) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

                  (e) "KNOWN" OR "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry, including reasonable inquiry of such party's counsel.

                  (f) "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the business, financial condition, prospects or results of operations of such entity and its Subsidiaries (including in the case of Envision, following the Merger, the Surviving Corporation) taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

                  (g) "THE OTHER PARTY" means, with respect to LiQ, Envision and means, with respect to Envision, LiQ.

                  (h) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (i) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  IN WITNESS WHEREOF, Envision, Merger Sub, LiQ and the Principal Stockholder have executed this Agreement, all as of the date first written above.

                          ENVISION DEVELOPMENT CORPORATION

                          By: /s/ WILLIAM J. PATCH
                              -----------------------------------
                               Name:  William J. Patch
                               Title:    Chief Executive Officer

                          LiQ ACQUISITION SUB, INC.

                          By: /s/ WILLIAM J. PATCH
                              -----------------------------------
                               Name:  William J. Patch
                               Title:     President and Chief Executive Officer

                          LiQ, INC.

                          By: /s/ SYED ABBAS ALI SHAH
                              -----------------------------------
                               Name:  Syed Abbas Ali Shah
                               Title:    Chairman of the Board

                          SYED ABBAS ALI SHAH


                           --------------------------------------






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